UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2020 (April 16, 2020)

SMTA LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-38414	82-6712510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street, Suite 300, Dallas, TX 75201

(Address of principal executive offices) (Zip Code)

(972) 476-1409

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 18, 2020, Spirit Realty AM Corporation, a wholly owned subsidiary of Spirit Realty Capital, Inc. and current manager of SMTA Liquidating Trust, a Maryland common law trust and successor to Spirit MTA REIT (the “Liquidating Trust”), notified the Liquidating Trust of its intent to terminate its management agreement with the Liquidating Trust. After receipt of the termination notice, the Liquidating Trust began a search process for a replacement manager.

On April 16, 2020, the Liquidating Trust entered into an engagement agreement (the “Engagement Agreement”) with Walker, Truesdell, Roth & Associates, Inc. (“WTR”), pursuant to which WTR has agreed to serve as manager of the Liquidating Trust under the direction and supervision of the Liquidating Trust’s trustees. WTR will serve as manager alongside Spirit Realty AM Corporation for a transition period. Pursuant to the Engagement Agreement, WTR will receive a fee of $25,000 per month for each of the first three months of its engagement and $20,000 per month thereafter. The Engagement Agreement may be terminated by WTR or the Liquidating Trust on 30 days’ written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTA LIQUIDATING TRUST

Date: April 17, 2020	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez Chief Executive Officer, President, Chief Financial Officer and Treasurer